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                                                                 EXHIBIT e(2)(c)


                                 AMENDMENT NO. 2
                                       TO
                           FIRST AMENDED AND RESTATED

                          MASTER DISTRIBUTION AGREEMENT

                                (CLASS B SHARES)

         The First Amended and Restated Master Distribution Agreement (the Agreement), dated December 31, 2000, by and between AIM Investment Securities Funds, a Delaware statutory trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS


CLASS B SHARES

AIM High Yield Fund
AIM Income Fund
AIM Intermediate Government Fund
AIM Money Market Fund
AIM Municipal Bond Fund
AIM Total Return Bond Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  June 23, 2003


                                            AIM INVESTMENT SECURITIES FUNDS


Attest: /s/ JOHN H. LIVELY                  By: /s/ ROBERT H. GRAHAM
       --------------------------              --------------------------------
          Assistant Secretary                     Robert H. Graham
                                                  President


                                            A I M DISTRIBUTORS, INC.


Attest: /s/ JOHN H. LIVELY                  By: /s/ MICHAEL J. CEMO
       --------------------------              --------------------------------
          Assistant Secretary                     Michael J. Cemo
                                                  President